UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2021

INDIE SEMICONDUCTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40481	87-0913788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

32 Journey Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 608-0854

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	INDI	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock for $11.50 per share	INDIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement

The information set forth in Item 8.01 of this Current Report on Form 8-K regarding the acquisition of Symeo GmbH and the form of Promissory Note to be issued to Analog Devices, Inc., a Massachusetts corporation (“ADI”), is incorporated by reference into this Item.

Item 8.01 Other Events

On October 22, 2021, indie Semiconductor, Inc., a Delaware corporation (“indie”), entered into a Share Purchase Agreement with ADI, pursuant to which indie (through its wholly-owned German subsidiary) agreed to purchase all of the outstanding capital stock of Symeo GmbH, a German corporation and wholly-owned subsidiary of ADI, for an aggregate purchase price of up to $30.0 million. Symeo is ADI’s Munich-based radar division consisting of approximately 35 team members specializing in radar hardware and software development for emerging safety system applications.

Pursuant to the Share Purchase Agreement: (i) $10.0 million is payable in cash at the closing of this acquisition; (ii) $10.0 million is payable pursuant to a 0% unsecured Promissory Note with a maturity date of January 31, 2023; and (iii) up to an additional $5.0 million is payable in indie Class A common stock upon the completion of each of the first and second four quarter periods following the closing based on revenues earned in such periods in excess of specified milestones. The amount of Class A common stock that may be earned in each earn-out year is based on a fixed conversion price per share, subject only to adjustment in the event of any share split, combination, reclassification or similar capitalization change. Assuming no adjustment, the maximum number of earnout shares that may be earned for each four quarter period shall not exceed 429,184 shares. The Share Purchase Agreement also includes customary representations and warranties, and is subject to customary closing conditions and regulatory approval, including the submission of a notice pursuant to Sec. 55a Par. 4 AWV to the German Federal Ministry of Economics.

The description of the Promissory Note contained in this report does not purport to be complete and is qualified in its entirety by reference to the copy of the Promissory Note, which is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is hereby incorporated into this report by reference.

All information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements made in this report or in our other public filings, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Form of Promissory Note to be issued to Analog Devices, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 25, 2021	INDIE SEMICONDUCTOR, INC.

	By:	/S/ THOMAS SCHILLER
		Name:	Thomas Schiller
		Title:	Chief Financial Officer and EVP of Strategy

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